Exhibit 10.9

FORM OF SERITAGE GROWTH PROPERTIES

ANNUAL P-RSU

RESTRICTED SHARE AGREEMENT

Name of Grantee:	(the “Grantee”)

Target No. of Restricted Shares:	(the “Target Shares”)

Issuance Date:	(the “Issuance Date”)

WHEREAS, the Grantee currently provides services to Seritage Growth Properties, a Maryland real estate investment trust (the “Company”) and its Subsidiaries as defined in the Seritage Growth Properties 2015 Share Plan (the “Plan”);

WHEREAS, the Company desires to (i) provide the Grantee with an incentive to remain in the employ of the Company or its Subsidiaries and (ii) increase the Grantee’s interest in the success of the Company by granting restricted Shares (the “Restricted Shares”);

WHEREAS, reference is made herein to the Grantee’s employment agreement with the Company dated [●] (the “Employment Agreement”), as this issuance of Restricted Shares constitutes the “Annual P-RSU” for purposes of the Company satisfying its obligations to grant such an award pursuant to the Employment Agreement; and

WHEREAS, the issuance of the Restricted Shares is made pursuant to the Plan; and made subject to the terms and conditions of this Seritage Growth Properties Restricted Share Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Definitions; Incorporation of Plan Terms. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan. This Agreement and the Restricted Shares shall be subject to the Plan and the terms of the Plan are incorporated into this Agreement by reference. In the event of any difference between the provisions of this Agreement and the terms of the Plan, the terms of this Agreement will control. The Grantee hereby acknowledges receipt of a copy of the Plan.

2. Grant of Restricted Shares. Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Company hereby grants and issues to the Grantee the Restricted Shares specified above. The Grantee agrees that within thirty days of the Issuance Date, the Grantee shall give notice to the Company as to whether the Grantee has made an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended.

3. Vesting of Restricted Shares.

(a) All of the Restricted Shares shall initially be unvested. All Restricted Shares shall be subject to the vesting requirements set forth on Schedule A of this Agreement.

(b) If the Grantee’s employment terminates due to the Grantee’s death or Disability, or the Grantee’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or the Grantee resigns with Good Reason (as defined in the Employment Agreement), the treatment of the Grantee’s Restricted Shares will be as provided under the terms of the Employment Agreement applicable to Annual P-RSUs thereunder.

(c) Upon a Change in Control, the treatment of the Grantee’s Restricted Shares will be as provided under the terms of in the Employment Agreement applicable to Annual P-RSUs thereunder.

4. Forfeiture. Except as otherwise set forth in this Agreement or the Employment Agreement, all unvested Restricted Shares shall be automatically cancelled and forfeited upon any termination of the Grantee’s employment with the Company and its Subsidiaries prior to vesting.

5. Grantee’s Rights During Restricted Period.

(a) Except as otherwise provided in the Plan or this Agreement, during any period when the Restricted Shares are forfeitable, The Grantee may exercise all the rights of a shareholder with respect to the Restricted Shares, including the right to vote such Restricted Shares, but subject to the following limitation on the receipt of dividends:

(i)	if and when any cash dividends are declared on Shares, on the date such dividend is paid, the Company will credit to a bookkeeping account (the “Account”) maintained by the Company (or a third party on behalf of the Company) for the Grantee’s benefit an amount, which shall be equal to the amount of such dividend that would have been paid on the same number of Restricted Shares that are unvested and outstanding hereunder as of the record date of such dividend. Such credited amount shall be subject to the vesting and forfeiture provisions applicable to the Restricted Shares to which such credited amount relates, as set forth in Section 3 above. Any credited amounts shall be only payable in cash and shall become vested and payable at the same time as Shares are otherwise delivered upon the vesting of the Restricted Shares as set forth in this Agreement.

(ii)	Except as otherwise provided in the Plan or this Agreement, during any period when the Restricted Shares are forfeitable, if and when the Company declares and pays a dividend or distribution on Shares, or there occurs a forward split of Shares, then a number of additional Restricted Shares shall be credited to the Account as of the payment date for such dividend or distribution or forward split equal to (i) the same number of Shares that would have been delivered on the same number of Restricted Shares that are unvested and outstanding hereunder as of the record date of such event, multiplied by (ii) the number of additional Shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding Share. These additional Restricted Shares shall become vested and deliverable upon the vesting of the Restricted Shares to which such additional Restricted Shares relate as set forth in this Agreement.

(b) No rights granted under the Plan or this Agreement and no shares issued pursuant to a Restricted Share Award Agreement shall be transferable by the Grantee other than by will or by the laws of descent and distribution prior to the time the Grantee’s interest in such shares has become fully vested. The transferability of the shares shall also be limited by any legend restricting transferability on any certificates representing such shares.

(c) No physical certificates evidencing the Restricted Shares will be issued to the Grantee. Instead, the Restricted Shares will be evidenced by certificates held by or on behalf of the Company, in book-entry form, or otherwise, as determined by the Company.

6. Delivery of Vested Shares.

(a) Restricted Shares that have vested in accordance with Section 3 shall be delivered (via certificate or such other method as the Committee determines) to the Grantee as soon as practicable after vesting occurs.

(b) By accepting Restricted Shares, the Grantee agrees not to sell shares at a time when applicable laws or the Company’s rules prohibit a sale. This restriction will apply as long as the Grantee is an employee, consultant or director of the Company or a Subsidiary.

(c) To the extent that Grantee does not vest in any Restricted Shares, all interest in such shares shall be forfeited. The Grantee has no right or interest in Restricted Shares that are forfeited.

(d) The Company shall have the right to refuse to issue or transfer any shares under this Agreement if the Company acting in its absolute discretion determines that the issuance or transfer of such shares might violate any applicable law or regulation.

7. Taxes.

(a) This Section 7(a) applies only to (a) all Grantees who are U.S. employees, and (b) to those Grantees who are employed by a Subsidiary of the Company that is obligated under applicable local law to withhold taxes with respect to the settlement of the Restricted Shares. Such Grantee shall pay to the Company or a designated Subsidiary, promptly upon request, and in any event at the time the Grantee recognizes taxable income with respect to the Restricted Shares, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. The Grantee may satisfy the foregoing requirement by making a payment to the Company in cash or by delivering already owned unrestricted Shares or by having the Company withhold a number of Shares in which the Grantee would otherwise become vested under this Agreement, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined.

(b) The Grantee acknowledges that the tax laws and regulations applicable to the Restricted Shares and the disposition of the shares following the settlement of Restricted Shares are complex and subject to change.

8. Exchange of Restricted Shares for LTIP Units. Within thirty (30) days after the Grant Date, the Company and the Grantee may agree to exchange the Restricted Shares for LTIP Units, which, upon any such exchange, shall be subject to the same vesting terms as set forth in this Agreement, but which shall not provide the Grantee with the rights of a Company shareholder (including as provided under this Agreement, but which shall instead entitled the Grantee with such rights as may attach to LTIP Units pursuant to the applicable terms of the limited partnership agreement of Seritage Growth Properties, L.P.

9. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares by any holder thereof in violation of the provisions of this Agreement or the Declaration of Trust or the Bylaws of the Company,

will be valid, and the Company will not transfer any shares resulting from the settlement of Restricted Shares on its books nor will any of such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.

10. Survival of Terms. This Agreement shall apply to and bind the Grantee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

11. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Grantee, to the Grantee’s attention at the mailing address set forth at the foot of this Agreement (or to such other address as the Grantee shall have specified to the Company in writing) and, if to the Company, to the Company’s office at 333 Beverly Road, Hoffman Estates, IL 60179, Attention: General Counsel (or to such other address as the Company shall have specified to the Grantee in writing). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

12. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

13. Authority of the Administrator. In accordance with the terms of the Plan, the Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

14. Representations. The Grantee has reviewed with her own tax advisors the applicable tax (U.S., foreign, state, and local) consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that he (and not the Company) shall be responsible for any tax liability imposed upon him that may arise as a result of the transactions contemplated by this Agreement.

15. Entire Agreement; Governing Law. This Agreement and the Plan and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

16. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

17. Amendments; Construction. The Committee may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Grantee hereunder without his consent. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation hereof.

18. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understand the terms and provision thereof, and accepts the shares of Restricted Shares subject to all the terms and conditions of the Plan and this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

19. Miscellaneous.

(a) No Rights to Grants or Continued Employment. The Grantee acknowledges that the award granted under this Agreement is not an employment right. Neither the Plan nor this Agreement, nor any action taken or omitted to be taken hereunder or thereunder, shall be deemed to create or confer on the Grantee any right to be retained as an employee of the Company or any Subsidiary thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary thereof to terminate the employment of the Grantee at any time.

(b) No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its Shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Share or of options, warrants or rights to purchase Share or of bonds, debentures, preferred, or prior preference Shares whose rights are superior to or affect the Common Share or the rights thereof or which are convertible into or exchangeable for Common Share, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

(c) Assignment. The Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its affiliates.

THIS AGREEMENT SHALL BE NULL AND VOID AND UNENFORCEABLE BY THE GRANTEE UNLESS SIGNED AND DELIVERED TO THE COMPANY NOT LATER THAN THIRTY (30) DAYS SUBSEQUENT TO THE ISSUANCE DATE.

BY SIGNING THIS AGREEMENT, THE GRANTEE IS HEREBY CONSENTING TO THE PROCESSING AND TRANSFER OF THE GRANTEE’S PERSONAL DATA BY THE COMPANY TO THE EXTENT NECESSARY TO ADMINISTER AND PROCESS THE AWARDS GRANTED UNDER THIS AGREEMENT.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Grantee has executed this Agreement, both as of the day and year first above written.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Restricted Share Agreement as of the date first above written.

COMPANY

SERITAGE GROWTH PROPERTIES

By:

Name:

Title:

GRANTEE

By:

Name:

Address: